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                                                        EXHIBIT (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Southern Michigan Bancorp, Inc. on Form S-3 (Registration No. 33-24977), of our report dated January 31, 1997 on the 1996 consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 1996 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.


                                                Crowe, Chizek and Company LLP
                                                Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 27, 1997